UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07      Submission of Mattes to a Vote of Security Holders.

The Annual Meeting of Shareholders of Associated Estates Realty Corporation (the “Company”) was held in Cleveland, Ohio, on May 5, 2010.  At that meeting, the shareholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, the shareholders elected the following individuals as directors for a one-year term and until his successor has been duly elected and qualified:

Director	For	Abstain	Broker Non- Votes
Albert T. Adams	13,003,255	4,899,988	2,542,112
James M. Delaney	14,674,554	3,228,689	2,542,112
Jeffrey I. Friedman	13,499,224	4,404,019	2,542,112
Michael E. Gibbons	14,702,256	3,200,987	2,542,112
Mark L. Milstein	13,351,196	4,552,047	2,542,112
James A. Schoff	13,741,589	4,161,654	2,542,112
Richard T. Schwarz	14,677,025	3,226,218	2,542,112

Proposal No. 2:  Approval of an Amendment to the Company’s Second Amended and Restated Articles of Incorporation.  By the vote reflected below, the shareholders approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized common shares of the Company from 41,000,000 to 91,000,000, which results in an increase in the total number of authorized shares from 50,000,000 to 100,000,000:

	For	Against	Abstain	Broker Non- Votes
Proposal 2	13,925,745	6,429,918	89,692	-

Proposal No. 3:  Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditor. By the vote reflected below, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	20,209,940	169,161	66,254	-

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Estates Realty Corporation

Date: May 5, 2010	By:	/s/Lou Fatica
Vice President, Chief Financial Officer and Treasurer

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